UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2015

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 22, 2015, the Board of Directors of PRA Group, Inc.  (the "Company") appointed Lance Weaver, an accomplished consumer financial services executive with nearly 40 years of experience in consumer lending, mortgage and credit card asset classes, as an independent director, effective immediately. Mr. Weaver will stand for election at the Company’s 2016 annual meeting.  The Company's press release dated December 29, 2015, announcing Mr. Weaver's appointment, and providing additional information regarding Mr. Weaver's business experience, is attached hereto as Exhibit 99 and is hereby incorporated by reference.

There are no family relationships, arrangements or understandings between Mr. Weaver and any of the Company's directors or executive officers, nor are there any arrangements with any other person pursuant to which Mr. Weaver was appointed to serve on the Company's Board of Directors. Mr. Weaver has no direct or indirect material interest in any transaction with which the Company is a participant, which would be subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Weaver will receive compensation for his services as an independent director in accordance with the Company's standard compensation program for non-executive directors, which was previously disclosed in the Company's 2015 proxy statement and filed with the Securities and Exchange Commission on April 15, 2015.

The Board of Directors has not yet appointed Mr. Weaver to any committees.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.

99.1  Press Release Dated December 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

December 29, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Interim Chief Financial and Administrative Officer and Treasurer